Exhibit 10.24
RETIREMENT AND RELEASE AGREEMENT
Carlos M. Hernandez (“Employee”) and Fluor Enterprises, Inc. (“FEI”) have reached the following Retirement and Release Agreement (“Agreement”) in connection with Employee’s separation from FEI and Fluor Corporation (“Company”). In this Agreement, the term “Parties” refers to Employee and FEI.
Recitals
A.     The Parties have mutually agreed that Employee will continue to serve as Chief Executive Officer (“CEO”) and a director on the Board of Directors (the “Board”) of the Company through December 31, 2020 (the “Transition Date”), after which Employee will cease to serve as CEO, will resign as a director on the Board, and will provide transition services to the Company from January 1, 2021 through June 30, 2021 (“Transition Period”), with employee retiring effective July 1, 2021 (the “Retirement Date”).
B.     The Parties have voluntarily agreed to enter into this Agreement which sets forth the complete understanding between Employee and Company regarding the commitments and obligations of the Parties.
Agreement
    In consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged, Company and Employee agree as follows:
1.Payments and Other Consideration. This Agreement shall become effective on the date that it is signed by both Employee and FEI, provided that Employee does not subsequently revoke the Agreement within the time period set forth in Paragraph 4. Employee shall continue to serve as CEO and as a director on the Board through the Transition Date, for which he will continue to receive the same compensation and benefits as were in effect prior to execution of this Agreement. Employee shall cease to serve as CEO after the Transition Date and, provided that Employee resigns from the Board as a director on the Transition Date, FEI agrees to employ Employee during the Transition Period in a non-executive, non-officer status as Special Advisor to the Chairman and CEO and to make the payments, accommodations and other considerations as provided for below in Paragraphs 1a, 1b, 1c, 1d, 1e, 1f, 1g and 1h, provided that: (i) Employee provides the Transition Services through the Retirement Date (other than on account of death or disability) and Employee does not accept or begin employment or any engagement with a Competitive Business during the Transition Period; (ii) Employee signs and delivers to the Company the Long Term Incentives Vesting/Forfeiture Agreement (“LTI Vesting/Forfeiture Agreement”) in the form attached as Exhibit 2 to this Agreement promptly after the Transition Date; and (iii) with respect to the benefits and payments provided for in Paragraphs 1b, 1d, 1f, 1g and 1h, Employee signs and delivers to the Company the Supplemental Release and Waiver of Claims in the form attached as Exhibit 1 to this Agreement (“Supplemental Release”) within the time period set forth therein and does not subsequently revoke it within the time period set forth therein. Employee understands that the Company will deduct from any payments specified herein applicable withholding taxes and other deductions the Company is required by law to make from wages and other payments to employees. Employee further understands that the payments and benefits set forth in this Paragraph 1 are all the Employee is entitled to receive from the Company in connection with his separation from service, except for those amounts described in Paragraph 6 and 25 to which Employee may be entitled.

a.Transition Services. During the Transition Period, Employee shall assist the Company in the orderly transition of Employee’s knowledge, duties, and responsibilities to others in the Company, performing such duties as the Company’s Chief Executive Officer or Chairman shall reasonably determine from time to time (including but not limited to, providing advice, sub-certifying the disclosures made in the Company’s 2020 Annual Report on Form 10-K, cooperating with requests for assistance, etc.), and making himself reasonably available for any future assistance related to any inquiry, investigation, subpoena, administrative procedure, arbitration, claim, litigation or dispute (collectively, the “Transition Services”). The Company agrees to continue Employee’s employment during the Transition Period in a non-executive and non-officer status provided that Employee complies with all obligations under this Agreement, complies with Fluor’s Code of Business Conduct & Ethics and other Company policies, and does not perform services, directly or indirectly, in any capacity (whether as an employee, partner, consultant, agent or other arrangement) with any other company engaged in or planning to become engaged in business that directly or indirectly competes with the Company and/or its affiliates and/or parent corporation (“Competitive Business”), regardless of the location of the Competitive Business. The Parties also agree that during the Transition Period Employee may provide Transition Services remotely (for example, from home), as reasonably directed by the Company’s CEO or Chairman, or their respective designees. Employee’s services for the Company during the Transition Period will be at a level that results in a “separation from service” under the Fluor 409A Executive Deferred Compensation Program and for purposes of Section 409A of the Internal Revenue Code (the “Code”) on the Transition Date.

(i)During the Transition Period Employee shall be paid at his normal base salary as in effect immediately prior to the Transition Date (“Base Salary”), without reduction or pro-ration based on hours worked, and shall be eligible to participate in all health, welfare, life insurance and similar plans and programs generally available to non-executive employees of the Company in accordance with the terms and conditions of such plans and programs, as amended from time to time. Other than as expressly provided in this Agreement, Employee shall not be entitled to receive benefits generally provided to executives or officers of the Company following the Transition Date, including but not limited to perquisites, allowances, club memberships, or severance payments under any severance policy or plan. The Parties agree that as of the Transition Date, the Change in Control Agreement between the Company and the Employee dated June 30, 2010 and the Amended and Restated Change in Control Agreement dated May 1, 2019 are hereby terminated with immediate effect and Employee disavows any right or claim to any benefits or compensation under that agreement.
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(ii)The Parties agree that if during the Transition Period Employee fails to provide the Transition Services (other than as a result of death or disability), breaches Fluor’s Code of Business Conduct & Ethics or other Company policies, or if the Company independently determines that Employee has accepted or began employment or engagement with a Competitive Business during the Transition Period, Employee shall be immediately terminated as of such date (“Termination Date”) and shall not be entitled to receive the payments and benefits set forth in this Agreement, other than any amounts that have been paid or vested prior to the Termination Date pursuant to Paragraph 1a, 1c, and 1e. Notwithstanding the foregoing, Employee will remain eligible to receive the consideration set forth in Paragraph 1f, provided Employee signs and delivers to the Company the LTI Vesting/Forfeiture Agreement and the Supplemental Release without subsequently revoking it within the time period set forth therein. For clarity, and as set forth in Paragraph 1f, any long term incentive awards granted in 2020 shall be forfeited and shall not continue to vest if Employee is terminated before February 22, 2021.

b.Separation Payment. Subject to the clawback provision set forth below, Employee will receive a one-time, lump sum payment of One Million Seven Hundred Twenty Five Thousand Dollars, gross ($1,725,000 USD) (the “Separation Payment”), which is equal to eighteen months of Employee’s current base salary, conditioned on Employee’s compliance with all obligations under this Agreement. The Separation Payment shall be made no later than December 31, 2020, provided this Agreement becomes effective as set forth in Paragraph 4. Notwithstanding the foregoing, Employee will be obligated to repay the Company the full amount of the Separation Payment if Employee: (i) fails to provide Transition Services through the end of the Transition Period, (ii) competes against the Company during the Transition Period, or (iii) does not sign the Supplemental Release, attached as Exhibit 1 to this Agreement, at the end of the Transition Period.

c.Fiscal Year 2020 Bonus. Employee will be eligible to receive a bonus under the Fluor Corporation 2017 Performance Incentive Plan (“Incentive Plan”) for the time period covering January 1, 2020 to December 31, 2020. Such bonus shall be in an amount to be determined by the Board or under the Board’s delegated authority by the Organization and Compensation Committee of the Board (the “Organization and Compensation Committee”). Employee’s bonus will be based on (i) Employee’s target annual bonus percentage, and (ii) actual achievement of the performance measures, both as set by the Organization and Compensation Committee at its September 2020 meeting, subject to any adjustment applicable to executive officers generally. Any earned bonus will be paid to the Employee at the same time annual bonuses are paid to other employees in the ordinary course in 2021.

d.Fiscal Year 2021 Bonus. Employee will receive a prorated bonus under the Incentive Plan in the amount of Eight Hundred Sixty-Two Thousand Five Hundred Dollars, gross ($862,500 USD) if Employee provides Transition Services through the
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end of the Transition Period and complies with all obligations under this Agreement. The bonus referenced in this Paragraph 1d will be paid to the Employee within two weeks following the expiration of the revocation period set forth in the Supplemental Release, attached as Exhibit 1 to this Agreement. Apart from the amounts set forth in Paragraph 1c and this Paragraph 1d, the Parties agree that the Employee shall not be eligible for any future bonus payments.

e.Retention Payment. Employee will receive the entirety of the outstanding retention payment set forth in the Special Retention Award dated November 14, 2019, in the amount of One Million Seven Hundred Fifty Thousand Dollars, gross ($1,750,000 USD) (“Retention Award”). The Retention Award shall be paid not later than December 31, 2020, provided this Agreement becomes effective as described in Paragraph 4.

f.Long Term Incentives. For the purpose of Employee’s Restricted Stock Units (“RSUs”), Non-Qualified Stock Options (“Stock Options”), Performance Based Restricted Stock Units, and Value Driver Incentive (“VDI”) Awards (collectively, “Long Term Incentives”), and subject to the terms and conditions set forth in the applicable incentive plans and agreements, Employee’s separation of employment on the Retirement Date or Termination Date will be deemed to be a qualifying retirement, provided that this Agreement, the Supplemental Release, and the LTI Vesting/Forfeiture Agreement are all executed by Employee and become effective, with the following results:
(i)Long Term Incentives granted to Employee in 2020 shall continue to vest and be payable in accordance with their terms on the dates set out in the awards if Employee remains employed through February 22, 2021. For clarity, the Long Term Incentives granted to Employee in 2020 shall be forfeited and shall not continue to vest if Employee’s employment with the Company ends before February 22, 2021.
(ii)Long Term Incentives granted to Employee at least one year prior to either the Retirement Date or the Termination Date shall continue to vest and continue to be payable in accordance with their terms on the dates set out in the awards notwithstanding such termination.
(iii) The Parties agree that Employee will not be eligible to receive any new Long Term Incentives in 2021 or in the future.
g.Consulting Services. if Employee provides Transition Services through the end of the Transition Period, effective as of the Retirement Date, Employee’s status as an employee shall terminate, and Employee shall provide services as a non-exclusive consultant to the Company for a period of one year ending June 30, 2022 (the “Consulting Period”). The Parties shall cause a consulting agreement to be issued after the Retirement Date in the form attached as Exhibit 3 to this Agreement. In no event shall the services requested of Employee during the Consulting Period require performance that exceeds 20% of the average level services that Employee performed in the 36 months preceding the Transition Date. As consideration for
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actual services rendered and/or for Employee’s continuing agreement to remain available for assignments on an “on-call” basis, the Company shall pay Employee, or caused to be paid, One Hundred Twenty Five Thousand Dollars, gross ($125,000 USD) on a quarterly basis, in arrears, during the Consulting Period.

h.Memberships. If Employee provides Transition Services through the end of the Transition Period, Employee will retain his membership in the American Airlines ConciergeKey program and the AVIS Chairman’s Club through the end of the Consulting Period, at which time Employee shall execute such documents as may be necessary to relinquish such memberships. Employee shall transfer all other Company memberships held in his name to the Company by no later than January 1, 2021.

i.Time Off With Pay (“TOWP”). All accrued and unused TOWP will be included in Employee’s final pay, and will be paid out on the next regular pay date following his last day of employment with the Company.

j.The benefits and payments described above reflect any and all payments and benefits to which Employee may be entitled to receive under any contractual requirements as well as under the Company’s Executive Severance Policy, and are not intended to be in addition to, or duplicative of, any contractual entitlements or the Company’s Executive Severance Policy. Employee understands and agrees that he will receive no further wages, salary, notice of termination or pay in lieu of notice, severance pay, separation pay, vacation pay, bonuses, commissions, expenses, allowances, incentive payments, stock or cash awards, perquisites, or other similar payments, remuneration or benefits from the Company (or any of its current and former parent companies, subsidiaries, affiliates and related companies) other than those expressly set out in this Agreement.

2.Company Obligations Contingent on Release of Claims. Employee understands and agrees that Employee is not entitled to any post-employment benefits and payments provided for in Paragraphs 1a, 1b, 1c, 1d, 1e, 1f, 1g and 1h unless and until this Agreement, the Supplemental Release attached as Exhibit 1 and the LTI Vesting/Forfeiture Agreement attached as Exhibit 2 all become effective and irrevocable (if applicable) and Employee complies with all obligations and conditions set forth in this Agreement. Employee agrees that upon the receipt of the compensation provided for under Paragraph 1, Employee will have been paid in full for any/all compensation he claims to be owed by the Company with respect to services through the Transition Period (or the Consulting Period, as applicable), including, but not limited to, salary, wages, commissions, bonuses, or any other compensation, and disavows any right or claim to any additional compensation other than that expressly set forth herein pursuant to this Agreement, to which he becomes entitled as set forth herein.

3.Complete Release. Subject to Paragraph 9 in this Agreement, Employee, on his own behalf and on behalf of his heirs, executors, administrators, beneficiaries, representatives,
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successors and assigns, and all others connected with or claiming through Employee, hereby releases and forever discharges the Company, and its current and former parent companies, subsidiaries, affiliated companies, related companies and joint ventures and each of their respective current and former officers, directors, board members, shareholders, affiliates and controlling person(s) (if any), employees, attorneys, representatives, predecessors, successors, assigns, divisions, co-employers, vendors, contractors and all other persons acting by, through, under, or in concert with any of them (collectively “Releasees”) from any and all claims, charges, complaints, lawsuits, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, demands, costs, losses, debts and expenses, injuries and grievances of any and every kind. Said release includes, but is not limited to, a full release of any and all claims for punitive damages, attorneys’ fees, injunctive relief, declaratory relief, equitable relief, loss of wages, loss of other employment, back pay, front pay, notice pay, severance pay, liquidated damages, compensatory damages, personal injury, emotional distress, mental anguish, libel, slander, defamation, vacation pay, sick pay, pension contributions or benefits, medical or health benefits, short or long term disability benefits, and any other employee benefits; and any and all claims and demands of any other kind and nature whatsoever, foreseen, unforeseen, or unforeseeable, now known or which may hereafter be discovered relating to his employment with and/or the cessation of his employment with the Company, or to any event, act or omission that has occurred as of the date this Agreement is executed, and includes, but is not limited to, to the fullest extent allowed by law, all liability arising from:
•Title VII of the Civil Rights Acts of 1964;
•the Americans with Disabilities Act of 1990;
•the Family and Medical Leave Act;
•Genetic Information Nondiscrimination Act of 2008
•the Fair Labor Standards Act;
•Sections 1981 through 1988 of Title 42 of the United States Code;
•the Age Discrimination in Employment Act of 1967;
•the Older Workers Benefit and Protection Act of 1990;
•the Uniformed Services Employment and Reemployment Act of 1994;
•the Employee Retirement Income Security Act of 1974;
•the Health Insurance Portability and Accountability Act;
•the Occupational and Safety Health Act of 1970;
•the Worker Adjustment and Retraining Notification Act;
•the Equal Pay Act;
•Executive Orders 11246 and 11141;
•the Rehabilitation Act of 1973;
•any and all local, municipal, state, or federal statutes, regulations or ordinances;
•any and all claims arising under state or federal common law;
•any and all claims arising under any other law; and
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•any claims for attorneys’ fees or costs.

4.Waiver of ADEA Claims. The release set forth above includes a waiver of rights and claims which Employee may have arising under the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Section 621, et seq.) (“ADEA”). In compliance with the Older Workers Benefit and Protection Act of 1990:
a.Employee is advised to consult with an attorney before accepting this Agreement and waiving his rights and claims under the ADEA. Employee understands that by signing this release, he waives his rights and/or claims under the ADEA.
b.Review period. Employee acknowledges that he has been given a period of up to twenty-one (21) days following the delivery date of this Agreement to review and consider this Agreement and to consult with an attorney, accountant and/or other advisors before signing and that the actual time he has taken for such purposes was adequate for all appropriate consultations. Any changes in this Agreement, whether material or immaterial, do not restart the running of the 21-day period.
c.Revocation period. Employee understands that he has a period of seven (7) days, commencing with the day after the date of his signature on this Agreement, to revoke this agreement. To revoke, Employee must provide written notice to Chief Human Resources Officer, Stacy Dillow. Such written notice must be received no later than 11:59 pm (CST) on the seventh day after Employee signs this Agreement.
d.This Retirement and Release Agreement will not be effective or enforceable until Employee has returned the fully executed Agreement and the seven day revocation period has expired (“Effective Date”). If Employee revokes this Agreement, it shall not be effective or enforceable. Further, if this Agreement is revoked, Employee shall not be entitled to receive the payments and accommodations described in Paragraph 1, other than the payment of accrued and unused TOWP as provided for in Paragraph 1i, and any outstanding stock based awards shall be governed by the terms of the applicable award agreements.
5.Knowing and voluntary waiver of unknown claims. Employee agrees and acknowledges that he may hereafter discover facts different from, or in addition to, those he now believes to be true with respect to any or all of the claims or demands herein released. Nevertheless, the Company and Employee agree that the release set forth above shall be and will remain effective in all respects, notwithstanding the discovery of such different or additional facts.

6.Release Inapplicable to Certain Benefits. This Agreement does not include a release of Employee's right, if any, to retirement benefits under the terms of the Company's standard retirement plans and programs or to compensation Employee has deferred under the Fluor 409A Executive Deferred Compensation Program. Employee’s right to such benefits, where applicable, shall continue to be governed by and subject to the terms and conditions set out in the applicable plans, programs, and agreements. Employee is also not waiving any rights Employee may have to seek continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA),
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benefits under applicable workers’ compensation and/or unemployment compensation statutes and/or the right to pursue claims which by law cannot be waived by signing this Agreement.

7.Non-Release of Future Claims. This Agreement does not waive or release any rights or claims that arise after the date the Employee signs this Agreement. In addition, the Company and Employee acknowledge and agree that the release set forth in this Agreement does not include any claims Employee may have against the Company for its failure to comply with or breach of any provision in this Agreement.

8.No Pending Claims/Lawsuits. Employee represents that he has no pending complaints, actions, charges, or claims of any nature (on his own behalf or in conjunction with any other person or entity) against the Releasees based on, or related to, any events or actions that occurred prior to the execution of this Agreement, and that Employee is not currently aware of facts that would support any such claim. The Parties furthermake the following representations: (a) Employee represents that he has no knowledge of any unreported conduct by or on behalf of the Company that in his view is or may be inconsistent with applicable law, regulation, or Company standards of conduct and compliance; and (b) Company represents that it has no knowledge of any conduct by Employee that in its view is or may be inconsistent with applicable law, regulation, or Company standards of conduct and compliance.

9.Protected Rights. Notwithstanding what is stated in Paragraphs 8, 12, 13, 14, 15, 16, 17, 19 and 25, or any other provision in this Agreement or the attached Exhibits, nothing in this Agreement or in the Exhibits thereto prohibits or restricts Employee from either filing charges/complaints/inquiries with, or providing information to, any federal, state or local governmental agency or participating in a proceeding before any governmental agency responsible for the enforcement of any local, state, or federal law. However, Employee understands and agrees that, except as set forth in the following subparagraph, he will not be entitled to any financial recovery or non-monetary relief from any judgment, decision, or award upon any claim released by him regardless of who filed or initiated any such complaint, charge, or proceeding.
In addition, nothing in this Agreement prohibits Employee from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, Occupational Health and Safety Administration, or any agency Inspector General; (ii) making any other disclosures or providing information that is protected under the whistleblower provisions of federal law or regulations; or (iii) otherwise fully participating in any whistleblower programs, including the right to receive an incentive award authorized under federal statute or regulation for information provided to the Securities & Exchange Commission or any other federal regulatory or law enforcement agency.
10.Non-Admission of Wrongdoing. By making this Agreement, neither the Company nor the Employee admits that they have done anything wrong.
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11.Other Officer / Director Positions. Effective as of the Transition Date, Employee shall be deemed to have resigned from any officer or director positions or trusteeships Employee holds with the Company, its parent companies and their respective subsidiaries, joint ventures, or related entities and agrees to execute such documents as may be necessary to give effect to such resignations.

12.Company Property and Company Resources. Employee agrees to return and deliver to the Company on or before the Retirement Date all Company property, including but not limited to, any and all hard copy and/or electronic documents, records, notebooks, reports, blueprints, manuals, etc. downloaded by him or provided to him by the Company, and all documents, materials of a secret, confidential, proprietary, or attorney-client privilege nature relating to the Company’s business and which are in his possession or under his control, and to maintain the confidentiality of such materials thereafter. Employee understands and agrees that his failure to comply with the provisions of this Paragraph 12 shall constitute a breach of this Agreement. Notwithstanding the foregoing, the Company agrees to permit Employee to retain his assigned Company iPhone and iPad and mobile hot spot; provided however that Employee understands and agrees that such equipment shall be wiped clean by appropriate Company personnel consistent with Company policy and practice. Employee understands that the Company will make a forensic copy of the contents of such equipment to comply with litigation hold obligations prior to having the equipment wiped clean. Employee agrees to cooperate with the Company’s efforts to make such forensic copies.

Additionally, the Company will allow Employee to remotely utilize the services of Employee’s current administrative assistant (or the services of another designated administrative assistant if Employee’s current assistant is no longer employed by the Company) to provide secretarial services to Employee up to four hours per week through the end of the Consulting Period.

13.Consequences of Employee Breach of Promises. If Employee files a lawsuit based on legal claims that he has released, or otherwise breaches this Agreement, Employee understands and agrees that the Company will be entitled to assert all rights and remedies, in law and in equity, that it may be entitled to as a result of any such breach.

14.Confidential Agreement. Employee promises that until the Company files this Agreement with the Securities and Exchange Commission, he will keep the terms, amounts and fact of this Agreement confidential, and promises not to disclose any information about this Agreement to anyone other than his spouse, attorney, financial or tax advisor, or senior members of the Company's Legal or Human Resources departments. Before Employee tells his spouse or attorney, financial or tax advisor anything about this Agreement, he will inform them of this confidentiality clause and have them agree to follow it. Nothing in this Agreement restricts Employee from discussing this Agreement, or its underlying facts or circumstances, with any governmental agency. If this Agreement is sought by court order or otherwise compulsion of law, Employee will promptly provide Company and its counsel with
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sufficient notice in advance of such proposed disclosure to enable the Company to be heard with respect to any such disclosure.

15.Confidential Information. Employee understands and agrees that in the course of Employee's employment with the Company, Employee has acquired confidential information and trade secrets concerning the Company's operations such as, but not limited to, the Company’s existing and prospective customers, suppliers, sales process, information pertaining to its customers and suppliers, the Company’s future plans and its methods of doing business. Employee understands and agrees it would be extremely damaging to the Company if Employee disclosed such information to a competitor or made it available to any other company. Employee understands and agrees that such information has been divulged to him in confidence and he understands and agrees that he will keep such information secret and confidential unless disclosure is required by court order or otherwise by compulsion of law.

In view of the nature of Employee’s employment and the information and trade secrets, which Employee has received during the course of his employment, Employee also agrees that the Company would be irreparably harmed by any violation, or threatened violation of the agreements in this paragraph and that, therefore, the Company shall be entitled to injunctive relief, including any temporary restraining order, preliminary and/or permanent injunction prohibiting him from any violation or threatened violation of such agreements, without waiving any other rights or claims that the Company may have to pursue in law or equity. Employee understands and agrees that confidential information developed by him in the course of his employment by the Company shall be subject to the terms and conditions of this Agreement as if the Company furnished the same confidential information to Employee. As noted above in Paragraph 9, this Agreement does not limit Employee from providing any documents or information to any governmental agency, including the U.S. Securities and Exchange Commission, as part of a whistleblower action and/or a report of possible violations of any federal securities law.

Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigation a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

16.Non-Disparagement. Employee agrees that he will not take any action or make or cause to be made any false or defamatory statements, written or oral, that disparage, are inimical to, are critical of, or damage the reputation of, or that otherwise work in any way to the detriment of, or which disrupts or impairs the Company’s normal operations, or that may be potentially embarrassing to the Company or any of its past or present affiliates, subsidiaries, agents, officers, directors, shareholders, employees, representatives or agents. This paragraph is intended to apply to any false or
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defamatory statements that may be harmful to professional reputation or personal reputation or character. The term “statements” is intended to extend to all forms of communications, including but not limited to verbal, written, e-mails, chat rooms, instant messaging, and all other forms of electronic communication. Further, if a prospective employer of Employee contacts the Company’s employment verification representative or service, such person or service will verify dates of employment and last position held, and will only disclose or verify any additional information that Employee authorizes, in writing, the Company to provide.

17.Authorized Disclosures. Nothing in Paragraphs 12, 13, 14, 15, 16, and 25, or any other provision in the Agreement or exhibits thereto, shall prevent Employee or the Company from responding truthfully and accurately to any inquiry or request for information when required by court order, a government investigation or otherwise by compulsion of law. Except to the extent a disclosure without notice to the Company is permitted under the circumstances described in Paragraph 9 above, if any inquiry or request for information is required by court order or compulsion of law, Employee will provide the Company with commercially reasonable adequate notice in advance of such proposed disclosure to enable the Company to be heard with respect to any such disclosure.

Employee shall notify:
Fluor
Attention: John Reynolds, Chief Legal Officer
6700 Las Colinas Blvd.
Irving, TX 75039

In the event of a material breach or threatened material breach of Paragraphs 12, 14, 15 and 16 the Company, in addition to its other remedies at law or in equity, shall be entitled to injunctive or other equitable relief in order to enforce or prevent any violations of such paragraphs (without posting a bond or other security).
18.Section 409A.
a.It is the intention of the Parties that, to the fullest extent permitted by applicable law, payment of all benefits pursuant to Paragraph 1 of this Agreement shall be exempt from Section 409A of the Internal Revenue Code, as amended (the “Code”) and the regulations promulgated thereunder (“Section 409A) due to (i) the involuntary termination exception as set forth in Section 1.409A-1(b)((9)(iii) of the final regulations issued under Section 409A or such other exemption as may apply; (ii) the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the final regulations issued under Section 409A; or (iii) such other exemption as may apply.
b.Notwithstanding the foregoing, to the extent any payments under this Agreement are subject to (and not exempt from) Section 409A, including payments under Paragraph 1, it is intended that such payments will comply with Section 409A as amounts
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payable on the earlier of a “fixed schedule” in accordance with Section 1.409A-3(i)(1)(i) of the final regulations issued under Section 409A, or a “separation from service” as set forth in Section 1.409A-1(h) of the final regulations issued under Section 409A, such that no portion of the payments will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.
c.Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the final regulations issued under Section 409A.
d.This Paragraph 18 is intended to comply with the requirements of Section 409A of the Code so that none of the payments and benefits to be provided hereunder will be subject to either (1) the six (6) month delay which may otherwise be required with respect to payments of deferred compensation to “specified Executives” as defined in Section 409A, and (b) any additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Parties agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A. Notwithstanding the foregoing, in the event that it is determined that the payments provided under Paragraph 1 of this Agreement are deferred compensation that are payable pursuant to a separation from service, then such payments will be delayed for six months in accordance with the six month delay rules applicable to the Company’s other nonqualified deferred compensation plans. Neither the Company nor its affiliates shall have any liability to Employee based in whole or in part on a failure to comply with the requirements of Section 409A.
e.Employee understands and agrees that the Company offers no opinion on the taxability of any payments under this Agreement. Employee further agrees that he is solely responsible for the payment of all taxes and for the penalties and interest owing or determined to be owed by any appropriate taxing authority and that he will indemnify the Company and the Released Parties for the same.
19.Assistance in Disputes/Litigation. Employee agrees to make himself reasonably available for any future assistance related to any inquiry, investigation, claim, subpoena, administrative proceeding, arbitration, litigation, or dispute (collectively “Litigation”) involving the Company, its subsidiaries, joint ventures, or related entities as may be requested by the Company. Among other things, with reasonable advance notice, Employee will meet with the Company’s representatives and attorneys at mutually convenient times and locations to prepare for such Litigation and will appear and participate in providing evidence (written or oral testimony) in any pending or future Litigation. If Employee is called as a witness by the Company to give testimony in any legal matter, Employee understands that Employee is to answer proper questions truthfully. For Employee’s involvement and assistance when he is neither employed by the Company or under a consulting services agreement, the Company agrees to pay Employee’s reasonable out-of-pocket expenses, and to the extent permitted by law, regulation or applicable rules of Court, lost earnings incurred directly as a result of such
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assistance calculated at a rate of $552 (USD) per hour less required deductions. Any compensation is not, and shall not be, in any way contingent upon the content of Employee’s testimony in the course of any Litigation matter nor shall the compensation in any way be contingent on the outcome or disposition of any such matter.

20.Modifications of Agreement. This Agreement can only be modified in writing and that writing must be signed by both Employee and an authorized representative for the Company.

21.Headings and Interpretation of Agreement. Headings in this Agreement are inserted for reference and convenience only and are not a part of this Agreement. This Agreement will be interpreted in accordance with the plain meanings of its terms and not strictly for or against either of the Parties. The Parties agree that any ambiguities will not be construed solely against the drafting party and that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. Additionally, no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof. Employee acknowledges that, in signing this Agreement, Employee does not rely and has not relied upon any representation or statement not set forth in this Agreement with regard to the subject matter, basis, or effect of this Agreement. Employee has carefully read and understands this Agreement and had the opportunity to be/is represented by counsel.

22.Applicable Law. This Agreement shall be governed by and construed and enforced under Texas law, excluding the provisions thereof which refer to the laws of another jurisdiction. The Parties irrevocably agree to submit to the jurisdiction and venue of the state or federal courts in Dallas County, Texas, and appropriate appellate courts therefrom, in any action or proceeding brought with respect to or in connection with this Agreement. This choice of forum and law is knowingly and voluntarily agreed to by the Parties for their mutual convenience and in exchange for the consideration provided by the Company as stated herein, and is made a material part of this Agreement.

23.Severability. If any provision or part of this Agreement is held or determined to be invalid or unenforceable for any reason, each such provision or part shall be severed from the remaining provisions of the Agreement or the Agreement shall be read and interpreted as if it did not contain such provision or part. The validity and enforceability of remaining provisions shall not be affected by any such invalid or unenforceable part or provision; however, if Employee seeks to invalidate any portion of the release in Paragraph 3 or in the Supplemental Release, and any such portion of the release is held to be unenforceable, Releasees may seek modification or severance of such portion or may terminate the Agreement or consider the Agreement null and void.

24.Multiple Counterparts. This Agreement may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one
Retirement and Release Agreement-Page 13

and the same document. Faxed copies or PDF copies sent by email will be effective and enforceable.

25.Entire Agreement. This Agreement along with Exhibit 1 through Exhibit 3, and the governing Long Term Incentive plans and awards, which are incorporated by reference as if fully set forth herein, are the entire Agreement between Employee and the Company and supersede any and all prior negotiations, agreements, and/or understandings between the Parties pertaining to the subject matter hereof, whether written or oral. However, this Agreement is not intended to eliminate or modify any indemnification rights Employee may have under the Indemnification Agreement dated November 11, 2008, the Company’s bylaws or Certificate of Incorporation, or governing law. Additionally, this Agreement does not waive any rights Employee may have as a covered person under the Company’s directors and officers liability insurance. Furthermore, this Agreement does not eliminate or change the terms and conditions of any confidentiality agreement Employee may have signed at the time of hire or during his employment with the Company except that Employee may make disclosures as expressly set forth in Paragraph 9 of this Agreement. Further, neither the Company nor anyone acting on its behalf has made any promises or representations to Employee other than those expressly stated in this Agreement.

Retirement and Release Agreement-Page 14

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
BY HIS SIGNATURE BELOW, EMPLOYEE ACKNOWLEDGES AND CERTIFIES THAT HE HAS CAREFULLY READ THE ENTIRETY OF THIS AGREEMENT AND THE CORRESPONDING EXHIBITS, UNDERSTANDS THEIR RESPECTIVE PROVISIONS, AND THE EFFECT OF SUCH PROVISIONS ON EMPLOYEE’S RIGHTS. EMPLOYEE FURTHER CONFIRMS THAT HE HAS NOT BEEN INFLUENCED TO EXECUTE THIS AGREEMENT BY ANY STATEMENT OR REPRESENTATION BY THE COMPANY OR ANYONE ACTING ON ITS BEHALF THAT IS NOT EXPRESSLY CONTAINED IN THIS AGREEMENT OR THE EXHIBITS ATTACHED THERETO. EMPLOYEE ALSO ACKNOWLEDGES THAT THIS AGREEMENT AND THE RELEASE AND WAIVER OF CLAIMS CONTAINED HEREIN ARE KNOWINGLY AND VOLUNTARILY ENTERED INTO.
EMPLOYEE AGREES TO EXECUTE ANY AND ALL DOCUMENTS AS MAY BE REASONABLY NECESSARY TO CARRY OUT THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO A FOLLOW-UP RELEASE OF ALL EMPLOYMENT RELATED CLAIMS.

10/30/2020                        /s/ Carlos M. Hernandez
DATE SIGNED                    Carlos M. Hernandez

                            Fluor Enterprises, Inc.

10/30/2020                    BY:    /s/ Alan Boeckmann
DATE SIGNED                    Alan Boeckmann

Retirement and Release Agreement-Page 15

Exhibit 1 to Retirement and Release Agreement
Supplemental Release and Waiver of Claims
Complete Release of Claims. In consideration for the payments and accommodations set forth in the Retirement and Release Agreement (the “Agreement”) between me and Fluor Enterprises, Inc. (the “Company”) to which this Exhibit 1 is attached, which are to be provided to me under the Agreement , to which I am not otherwise entitled and which are expressly conditioned on my signing the Agreement and each of the exhibits thereto, including this Supplemental Release and Waiver of Claims (this “Release of Claims”), and for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives, successors and assigns, and all others connected with or claiming through me, I hereby release and forever discharge the Company, and its current and former parent companies, subsidiaries, affiliated companies, related companies and joint ventures and each of their respective current and former officers, directors, board members, shareholders, affiliates and controlling person(s) (if any), employees, attorneys, representatives, predecessors, successors, assigns, divisions, co-employers, vendors, contractors and all other persons acting by, through, under, or in concert with any of them (collectively “Releasees”) from any and all claims, charges, complaints, lawsuits, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, demands, costs, losses, debts and expenses, injuries and grievances of any and every kind. Said release includes, but is not limited to, a full release of any and all claims for punitive damages, attorneys’ fees, injunctive relief, declaratory relief, equitable relief, loss of wages, loss of other employment, back pay, front pay, notice pay, severance pay, liquidated damages, compensatory damages, personal injury, emotional distress, mental anguish, libel, slander, defamation, vacation pay, sick pay, pension contributions or benefits, medical or health benefits, short or long term disability benefits, and any other employee benefits; and any and all claims and demands of any other kind and nature whatsoever, foreseen, unforeseen, or unforeseeable, now known or which may hereafter be discovered relating to my employment with and/or the cessation of my employment with the Company, or to any event, act or omission that has occurred as of the date this Release of Claims is executed, and includes, but is not limited to, to the fullest extent allowed by law, all liability arising from:

•    Title VII of the Civil Rights Acts of 1964;
•    the Americans with Disabilities Act of 1990;
•    the Family and Medical Leave Act;
•    Genetic Information Nondiscrimination Act of 2008
•    the Fair Labor Standards Act;
•    Sections 1981 through 1988 of Title 42 of the United States Code;
•    the Age Discrimination in Employment Act of 1967;
•    the Older Workers Benefit and Protection Act of 1990;
•    the Uniformed Services Employment and Reemployment Act of 1994;
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•    the Employee Retirement Income Security Act of 1974;
•    the Health Insurance Portability and Accountability Act;
•    the Occupational and Safety Health Act of 1970;
•    the Worker Adjustment and Retraining Notification Act;
•    the Equal Pay Act;
•    Executive Orders 11246 and 11141;
•    the Rehabilitation Act of 1973;
•    any and all local, municipal, state, or federal statutes, regulations or ordinances;
•    any and all claims arising under state or federal common law;
•    any and all claims arising under any other law; and
•    any claims for attorneys’ fees or costs.

I understand that nothing contained in this Release of Claims shall be construed to prohibit me from filing a charge, complaint or inquiry with any governmental agency or from providing information or documents to or participating in a proceeding before any governmental agency responsible for the enforcement of any local, state or federal law; provided, however, that I hereby agree to waive my right to recover monetary damages or other individual relief in any such charge, complaint or lawsuit filed by me or by anyone else on my behalf, except for monetary awards received from a government-administered whistleblower award program under which I provided information directly to a government agency. I further understand that nothing contained in this Release of Claims shall be construed to limit, restrict or in any other way affect my communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity without prior notice to the Company, and that nothing in this Release of Claims prohibits me from fully participating in any whistleblower programs, including the right to receive an incentive award authorized under federal statute or regulation for information provided to the Securities and Exchange Commission or any other federal regulatory or law enforcement agency.

Review and revocation period. I understand that the Release of Claims set forth above includes a waiver of rights and claims under the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Section 629, et. Seq.) (“ADEA”). I understand that I must sign this Release of Claims, if at all, within twenty-one (21) days following my receipt of it on my last day of employment, and in no event prior to the date that my employment with the Company terminates. I acknowledge that this Release of Claims creates legally binding obligations, and that the Company has advised me to consult an attorney before signing it. In signing this Release of Claims, I give the Company assurance that I have signed it voluntarily and with a full understanding of its terms; that I have had sufficient opportunity of not less than twenty-one (21) days before signing this Release of Claims to consider its terms and to consult with an attorney, if I wished to do so; and that I have not relied on any promises or representations, express or implied, that are not set forth expressly in this Release of Claims.

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I understand that I will have seven (7) days after signing this Release of Claims to revoke my signature, and that, if I intend to revoke my signature, I must do so in writing addressed and delivered to Stacy Dillow, Chief Human Resources Officer prior to the end of the seven (7)-day revocation period. I understand that this Release of Claims will become effective upon the eighth (8th) day following the date that I sign it, provided that I do not revoke my acceptance in accordance with the immediately preceding sentence.

Release Inapplicable to Retirement Benefits. I understand this Release of Claims does not include a release of my right, if any, to retirement benefits under the terms of the Company’s standard retirement plans and programs or to compensation deferrals I have made under the Fluor 409A Executive Deferred Compensation Program. I understand my right to such benefits, where applicable, shall continue to be governed by and subject to the terms and conditions set out in the applicable plans, programs, and agreements. I also understand that I am not waiving any rights I may have to seek continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), benefits under applicable workers’ compensation and/or unemployment compensation statutes and/or the right to pursue claims which by law cannot be waived by signing the Agreement or this Release of Claims.

Non-release of Future Claims. I understand this Release of Claims does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 or the Americans with Disabilities Act which arise after the date I sign this Release. In addition, I understand and agree that this Release of Claims does not include any claims I may have against the Company for its failure to comply with any provision of the Agreement.

Non-release of Indemnity Rights. This Release of Claims does not include a release of any indemnification rights that may exist under the: (i) Indemnification Agreement dated November 11, 2008; (ii) Company’s bylaws or Articles of Incorporation; or (iii) applicable law. In addition, this Release of Claims does not waive any coverage that may exist under the Company’s directors and officers liability insurance.

Accepted and agreed:

Signature: /s/ Carlos M. Hernandez         Date: 10/30/2020
    Carlos M. Hernandez

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Exhibit 2 to Retirement and Release Agreement
LONG TERM INCENTIVES VESTING/FORFEITURE AGREEMENT
This Long Term Incentives Vesting/Forfeiture Agreement (the “LTI Vesting/Forfeiture Agreement”) is between Fluor Enterprises, Inc. (the “Company”) and Carlos M. Hernandez (the “Employee”).
Underlying Premises of this Long Term Incentives Vesting/Forfeiture Agreement
    Whereas, Employee shall either retire from the Company on or about July 1, 2021 (the “Retirement Date”) or be terminated before June 30, 2021 (“Termination Date”) as per the terms set forth in the Retirement and Release Agreement to which this Exhibit 2 is attached (“Retirement and Release Agreement”); and
    Whereas, Employee desires to have certain outstanding grants of unvested non-qualified stock options, restricted stock units, performance based restricted stock units, and value-driver incentive awards (“Long Term Incentives”) vest; and
    Whereas, such Long Term Incentives have certain vesting restrictions when an Employee separates their employment from the Company in connection with retirement;
    NOW, THEREFORE, for good and valuable consideration, Employee and the Company hereby agree to the following terms and conditions:
1.Consideration. In exchange for the promises below, the Company agrees to vest certain outstanding Long Term Incentives of Employee in connection with retirement, as provided for in the applicable plan documents and agreements, if such Long Term Incentives were granted to Employee at least one year prior to either the Retirement Date or the Termination Date. In addition, Long Term Incentives granted to Employee in 2020 shall continue to vest and be payable in accordance with their terms on the dates set out in the awards if Employee remains employed through February 22, 2021. For clarity, the Long Term Incentives granted to Employee in 2020 shall be forfeited and shall not continue to vest if Employee’s employment with the Company ends before February 22, 2021.

2.Vesting Requirement/Conditions. For the consideration provided in paragraph 1 above, Employee agrees that he will not engage in any Detrimental Activity as provided for in paragraphs 3 and 4 below.

3.Detrimental Activity. Employee agrees that during the period of employment and for a period of 12 months after he is no longer employed by the Company, Employee will not, directly or indirectly, accept or become engaged in any capacity (whether as an employee, partner, consultant, agent or other arrangement) with any other company engaged in or about to become engaged in business that directly or indirectly competes with the Company and/or its affiliates, including any parent corporation (“Competitive Business”). This restriction applies to Employee working for a Competitive Business in the same country where a Company office or project (or an affiliate’s company or office) exists or is scheduled to start within 3 months of Employee’s Retirement Date or Termination Date. Such activity will be considered to be detrimental to the Company and/or its affiliates. A Competitive Business includes any engineering and/or construction company headquartered or having a physical presence in any country, county, province, or parish in which the competitive business or its affiliates conduct business operations that are substantially similar to and/or competitive with, the Company’s or an affiliate’s business operations. The foregoing obligations shall not be deemed to prohibit Employee from being an owner of less than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation. Additionally, Detrimental Activity shall also include personally soliciting or participating in or assisting in any way in the solicitation of any other employees of the Company or of any of its affiliates for a period of one year from the Termination Date or Retirement Date. Employee understands and agrees that Detrimental activity shall also include failure to return the Company’s property; however, Employee understands he is not limited from providing any information or documents to any governmental agency, including the U.S. Securities and Exchange Commission, as part of a whistleblower action and/or a report of possible violations of any federal securities law as stated in Paragraph 9 of the Retirement and Release Agreement. Employee may request the written consent of Fluor’s Board of Directors for any exceptions to this LTI Vesting/Forfeiture Agreement that he wants the Company to consider, which may or may not be granted.

4.Confidential / Trade Secrets / Company Proprietary Information. Employee further understands and agrees that in the course of Employee's employment with the Company, Employee has acquired and will continue to acquire confidential and proprietary information and trade secrets concerning the Company's operations, its future plans and its methods of doing business. Employee understands and agrees it would be extremely damaging and detrimental to the Company if Employee disclosed such information to a competitor, made it available to any company, or used such information to compete with the Company or its affiliates in any way. Employee further understands and agrees that such information has been divulged to him in confidence and in consideration of the promises made in this LTI Vesting/Forfeiture Agreement, and that the Company provided Employee with access to such information during his employment. Employee therefore agrees that he will not use or disclose such information to a competitor or another company and will not use such information to compete with the Company or its affiliates in any way.

Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

5.Remedies. In the event Employee breaches or threatens to breach this LTI Vesting/Forfeiture Agreement by participating in Detrimental Activity or using or disclosing confidential/trade secrets/Company propriety information as set out in paragraphs 3 and 4 herein (for example and without limitation, Employee becomes employed or otherwise engaged by an entity that competes with the Company or an affiliate or solicits Company employees as provided above), Employee will forfeit any vesting of any Long Term Incentive awards and may be required to repay the value of previously vested awards to the Company to the extent that any vesting occurred in reliance on Employee’s promises as provided above. In addition and supplementary to other rights and remedies existing in its favor, the Company may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions in this agreement (without posting a bond or other security).

6.Authority to Reform. Employee acknowledges and agrees that the forfeiture of unvested Long Term Incentives for voluntarily engaging in Detrimental Activity and the geographic and time restrictions set forth herein are reasonable and are no greater than required to adequately protect the Company’s legitimate business interests. However, if at the time of enforcement of this LTI Vesting/Forfeiture Agreement, a court shall refuse to enforce this LTI Vesting/Forfeiture Agreement, whether because the time limit is too long or because the restrictions are more extensive than is necessary to protect the business and goodwill of the Company, the Parties understand and agree and direct that the court modify the restrictions to cover the maximum period, scope, and geographic area permitted by law.

7.Governing Law and Venue. This LTI Vesting/Forfeiture Agreement shall in all respects be construed according to the laws of the State of Texas, excluding the provisions thereof which refer to the laws of another jurisdiction. With respect to any claim or dispute related to or arising under this LTI Vesting/Forfeiture Agreement, the Parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Dallas County, Texas and appropriate appellate courts therefrom. This choice of forum and law is knowingly and voluntarily agreed to by the Parties for their mutual convenience and in exchange for the consideration provided by the Company as stated herein, and is made a material part of this Agreement.

8.Entire Agreement. This LTI Vesting/Forfeiture Agreement, in conjunction with the Retirement and Release Agreement, the Supplemental Release, and the Long Term Incentives’ governing plans and awards, contains the entire agreement of the Parties with respect to the subject matter and supersedes any and all prior understandings, agreements or correspondence between the Parties. This LTI Vesting/Forfeiture Agreement may not be waived or released by the Company unless in writing signed by the Executive Chairman of Fluor. No course of conduct or failure or delay in enforcing the provisions of this LTI Vesting/Forfeiture Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this LTI Vesting/Forfeiture Agreement or any provision hereof.

10/30/2020                    /s/ Carlos M. Hernandez
DATE SIGNED                     CARLOS M. HERNANDEZ

        FLUOR ENTERPRISES, INC.

10/30/2020                    BY: /s/ Alan Boeckmann

DATE SIGNED                         Alan Boeckmann

Exhibit 3 to Retirement and Release Agreement
July 1, 2021
Carlos Hernandez
6247 Lupton Dr
Dallas, Texas 75225

Dear Carlos:

This letter will confirm the Agreement between Carlos Hernandez, (the “Consultant”), and FDEE Consulting, Inc., (the "Company").

I.     Scope of Services: The Consultant agrees to render advisory and consultation services to the Company as and when the Company may from time to time request. Each assignment will be made in writing with a description of the assignment and schedule for completion. Consulting services to be provided under this Agreement include Consultant assisting the Company in the orderly transition of Employee’s knowledge, duties, and responsibilities to others, providing advice, and cooperating with requests for assistance related to any litigation or disputes involving the Company, its subsidiaries, parents, related entities, or joint ventures, as may be requested by the Company or its legal counsel, regarding any matter, dispute or controversy of which Consultant has or may have reason to have knowledge, information, or expertise. Consultant’s cooperation in connection with such claims or actions shall include being available to meet with counsel to prepare for discovery, a hearing, or trial and to act as a witness. If Consultant is called as a witness by the Company to give testimony (oral or written) in any matter, Consultant understands that Consultant is to answer proper questions truthfully. The payment for services referenced below (which is in lieu of and shall not be duplicative of any payment for such services referenced in that certain Retirement and Release Agreement between the Consultant and Fluor Enterprises, Inc.) is not, and shall not, be contingent upon the content of the Consultant’s testimony in the course of a hearing nor shall it be contingent on the outcome of any such hearing. The Company authorizes the Executive Chairman of Fluor Corporation’s Board of Directors and its Chief Executive Officer, or their applicable designees, to approve written assignments to the Consultant hereunder.

    In performing services under this Agreement, the Consultant shall operate as and have the status of an independent contractor and shall not act as or be an agent or employee of the Company. For this reason, all of the Consultant's activities will be at his own risk, and the Consultant shall not be entitled to, and hereby waives and disclaims any right to, benefits which Company may provide to employees of Company, including but not limited to Workers' Compensation or similar benefits or other insurance protection provided by the Company. The Consultant will make his own arrangements for medical insurance and insurance coverage for the activities to be performed hereunder.

As an independent contractor, the Consultant will be solely responsible for determining the means, methods, time and place of performing the services subject to the Company's overall schedule requirements and maintaining interfaces necessary for the services and the Company will receive only the results of the Consultant's performance of the foregoing services.

II.    Term: The term of this Agreement shall begin July 1, 2021, and shall expire on June 30, 2022 unless otherwise modified by subsequent written agreement signed by Consultant and an authorized representative of the Company.
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III.    Payment for Services: The Company shall compensate the Consultant for the actual hours worked by the Consultant for services specifically approved by the Company during the term of this agreement as follows:

(i)Fee: Consultant will be paid Five Hundred Thousand Dollars ($500,000) for the consulting services, which shall be paid out in quarterly payments, in arrears, of $125,000, gross;

(ii)The Consultant agrees services will not be provided in excess of 420 hours for the term of this agreement;

(iii)The Consultant agrees services will not be provided in excess of 125 hours per month for the term of this agreement;

(iv)Under no circumstances shall Consultant work more than 40 hours in a week.

(v)The Consultant will be reimbursed for any reasonable business expenses incurred while providing services to the Company during the term of this Agreement provided that Consultant complies with the requirements set forth in Exhibit A attached to this Agreement;

(vi)Applicable taxes including FICA (Social Security and Medicare) taxes will be withheld on all payments made to Consultant. A Form W-2 for the Consultant’s 2021 and any subsequent year's consulting compensation will be provided.

IV.    Invoicing: Within 30 days following the end of each quarter, the Consultant will furnish the Company with an invoice detailing the time devoted to the Company's service during such quarter and a description of activities performed on behalf of the Company. All invoices must present a company code, general ledger account number and a cost object. The individual responsible for approving the Consultant’s assignments must approve all invoices submitted by Consultant before Company pays the invoice. The Company shall pay such invoice within thirty (30) days of receipt and approval. The Company reserves the right to reject invoices more than 60 days past due.

V.    Inventions, Patents and Confidential Information: Consultant shall promptly disclose to the Company all discoveries, developments, improvements, inventions and other intangible rights ("Inventions") arising from performance of Consultant's services hereunder and hereby assigns said Inventions to the Company and shall execute all documents required to complete exclusive ownership by the Company or to secure patents, if deemed appropriate in the sole discretion of the Company.

VI. Confidential Information. The Consultant agrees that any information which he obtains while performing services in his consulting capacity concerning the business or operations of the Company, its affiliates or third parties with whom it conducts business (including, but not as a limitation, technical information) shall be used only to perform such services and shall not be disclosed to anyone outside the Company, except with the prior written authorization of the Company. Further, to the extent any such information is in written form, all such documents are considered company property and must be returned to the Company upon termination of this Agreement. The obligations of this paragraph shall survive any termination of this Agreement and do not apply to any information which has been publicly released or is in the public knowledge or literature.

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However, nothing in this agreement prohibits or restricts Consultant from either filing charges/complaints with any governmental agency or participating in an investigation or a proceeding before any governmental agency responsible for the enforcement of any local, state or federal law. In addition, nothing in this agreement prohibits Consultant from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, Occupational Health and Safety Administration, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (iii) otherwise fully participating in any whistleblower programs, including the right to receive an incentive award authorized under federal statute or regulation for information provided to the Securities & Exchange Commission or any other federal regulatory or law enforcement agency.

VII.    Supplier Expectations: The Consultant has read and understands Fluor’s Business Conduct and Ethics Expectations for Suppliers and Contractors (the Supplier Expectations) and Consultant will do nothing to violate the Supplier Expectations.

VIII.    Anti-Corruption: The Consultant will not make and has not made directly or indirectly, any payments or given anything of value to any third party, including any foreign official, foreign political party or foreign party candidate in connection with the Company's activities or in obtaining or retaining business from any government agency or instrumentality. The Consultant shall promptly notify the Company if in the course of any business for which Consultant provides or may have provided consulting services to the Company, Consultant is approached, asked or requested or offers to make any payments or giving anything of value to any third party. Additionally, Consultant agrees that during the entire term of this Agreement Consultant will not act as an agent, official, or employee of any foreign government, or foreign political party, or a candidate for foreign office, and that the fees and expenses that will be paid to Consultant under this Agreement will not be paid directly or indirectly to any such agent, official, employee, party or candidate on behalf of Company.

IX.    Corporate Assets: Consultant is expected to respect the Company's assets as he would his own. Corporate assets take many forms (land, building, equipment, etc.). Consultant is required to return any assets or related documents to Company.

X.    Compliance with Law: The Consultant agrees to fully comply with the United States Foreign Corrupt Practices Act (Public Law 95-213, 95th Congress, December 19, 1977) and all other applicable State and United States Laws. The Consultant acknowledges that Fluor Corporation and its subsidiaries require their vendors and suppliers to fully comply with the laws of the United States.

XI.    Use of Substances: The Consultant understands the Company’s goal to maintain a Drug and Alcohol free environment and agrees to fully comply with the requirements set forth in Exhibit B attached to this Agreement.

XII.    Entire Agreement: This Agreement consists of this letter and corresponding attachments Exhibits A & B referenced above. This Agreement, as defined in this paragraph, sets forth the full and complete understanding of the parties as of the date above stated, and supersedes any and all agreements and representations made or dated prior hereto with respect to the consulting services to be provided by Consultant. This Agreement can only be amended in writing and signed by the duly authorized representatives of the parties.

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XIII.    Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

    Kindly indicate your agreement with the foregoing by executing the duplicate originals of this letter in the space below and returning a fully signed duplicate original to us.

                                        FDEE CONSULTING, INC.

                                        /s/ Stacy Dillow
    By: Stacy Dillow
     President

Accepted and Agreed:

/s/ Carlos M. Hernandez        10/30/2020

By: Carlos M. Hernandez             Date:

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